EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 11, 2007 relating to the financial statements which appear in PLATO Learning, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2007.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 11, 2008